EXHIBIT  99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

Each of the undersigned, Noel G. Watson and John W. Prosser, Jr., Chief Executive Officer and Chief Financial Officer, respectively, of Jacobs Engineering Group Inc. (the "Registrant"), pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certifies that to his knowledge:

(a)	the Registrant's Quarterly Report on Form 10-Q for the period ending March 31, 2003 being filed concurrently with this Certification fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934; and

(b)	the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ NOEL G. WATSON	/s/ JOHN W. PROSSER, JR.

Noel G. Watson Chief Executive Officer	John W. Prosser, Jr. Chief Financial Officer

Date: May 13, 2003	Date: May 13, 2003

A signed original of this written statement has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.